Exhibit 99.1

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Release Date: January 31, 2008	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2008 SECOND QUARTER RESULTS
RECORD SECOND QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2008 second quarter ended December 31, 2007.

  FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $244.0 million, an increase of $54.1 million, or 28.5%, over the same period last year.

•	Revenue for the six-month period was $460.4 million, an increase of $96.9 million, or 26.6% over the same period last year.

•
GAAP net income for the quarter was $24.1 million, an increase of $6.1 million, or 33.7%, over the same period last year. GAAP net income for the quarter was reduced by $3.2 million ($2.0 million net of tax benefits or $0.05 diluted earnings per share (EPS)) directly related to the 120,000 stock options granted to the Company’s Chairman and CEO, Mr. Giannopoulos during the quarter. The share-based payment charges relating to Mr. Giannopoulos’ option grant must be taken in full in the quarter of the grant, as Mr. Giannopoulos is at retirement age in accordance with the terms of the option plan and is thereby fully vested.

•	GAAP net income for the six-month period was $45.4 million, an increase of $12.3 million, or 37.0%, over the same period last year.

•	GAAP diluted EPS, was $0.57 per share, an increase of $0.13, or 29.5%, over the same period last year.

•	GAAP diluted EPS for the six-month period was $1.08, an increase of $0.27, or 33.3%, over the same period last year.

•	Non-GAAP financial results, excluding the effect of Financial Accounting Standard (FAS) No. 123 (R), which requires us to record the share-based payment charge, are as follows:

-	Non-GAAP net income for the quarter was $28.4 million, an increase of $8.2 million, or 40.8%, over the year ago period.

-	Non-GAAP net income for the six-month period was $52.7 million, an increase of $15.2 million, or 40.5%, over the year ago period.

-	Non-GAAP diluted EPS for the quarter was $0.68, an increase of $0.19, or 38.8%, over the year ago period.

-	Non-GAAP diluted EPS for the six-month period was $1.26, an increase of $0.34, or 37.0%, over the year ago period.

•	MICROS’s financial results were Company records for the second fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are very pleased with the financial results for the quarter and the first six months of the fiscal year. We continue to exceed our financial targets and continue to win new customer contracts.”

On January 8, 2008, the Company’s Board of Directors approved a two-for-one stock split of the Company’s common stock, which will be executed in the form of a stock dividend of one share for each share held by shareholders on record as of January 22, 2008. GAAP earnings per diluted share, retroactively adjusted to reflect the announced two-for-one stock split are as follows:

	Second quarter ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006

Diluted EPS	$0.29	$0.22	$0.54	$0.40
Weighted-average number of shares outstanding - diluted	83,917	82,450	83,711	81,898

MICROS’s guidance for its fiscal 2008 third quarter ending March 31, 2008, is for revenue between $228.0 million and $232.0 million, net income between $23.8 million and $25.2 million, or diluted EPS between $0.56 and $0.59. Guidance for net income, excluding the projected share-based payment charge for the third quarter, is between $26.8 million and $28.2 million, or non-GAAP diluted EPS of $0.63 to $0.67.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties. An example of a forward looking statement includes the statements in the paragraphs above where MICROS provides guidance for its fiscal 2008 year ending June 30, 2008. MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of January 31, 2008. MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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Release Date: January 31, 2008	Contact:	Peter J. Rogers, Jr.
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Second quarter ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Hardware	$67,194	$55,460	$132,095	$109,603
Software	44,517	32,752	75,368	60,508
Service	132,241	101,663	252,971	193,466
Total revenue	243,952	189,875	460,434	363,577

Cost of sales:
Hardware	44,284	36,270	84,223	70,236
Software	9,515	6,635	18,024	13,996
Service	63,591	48,116	118,384	91,822
Total cost of sales	117,390	91,021	220,631	176,054

Gross margin	126,562	98,854	239,803	187,523

Selling, general and administrative expenses	74,130	59,867	141,484	115,456
Research and development expenses	9,423	7,858	18,536	14,651
Depreciation and amortization	3,629	3,338	7,475	6,161
Stock option expense (*)	5,983	2,695	9,827	5,510
Total operating expenses	93,165	73,758	177,322	141,778

Income from operations	33,397	25,096	62,481	45,745

Non-operating income, net	3,851	2,395	7,174	4,625

Income before taxes, minority interests, and equity in net earnings of affiliates	37,248	27,491	69,655	50,370

Income tax provision	12,627	9,072	23,483	16,737
Income before minority interests and equity in net earnings of affiliates	24,621	18,419	46,172	33,633
Minority interests and equity in net earnings of affiliates	(532)	(401)	(779)	(505)

Net income	$24,089	$18,018	$45,393	$33,128

PRE-stock split:
Net income per common share - diluted	$0.57	$0.44	$1.08	$0.81
Weighted-average number of shares outstanding -diluted	41,959	41,225	41,856	40,949

POST-stock split (1):
Net income per common share - diluted	$0.29	$0.22	$0.54	$0.40
Weighted-average number of shares outstanding -diluted	83,917	82,450	83,711	81,898

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense
Net income	$24,089	$18,018	$45,393	$33,128
Add back: Stock option expense (*)
Selling, general and administrative expenses	5,730	2,578	9,271	5,270
Research and development expenses	253	117	556	240
Total stock option expense	5,983	2,695	9,827	5,510

Subtract: Total tax effect on stock option expense	1,673	545	2,513	1,115
Net income (before share-based payment charge)	$28,399	$20,168	$52,707	$37,523

Net income per common share-diluted (before share-based payment charge):
PRE-stock split:	$0.68	$0.49	$1.26	$0.92
POST-stock split (1):	$0.34	$0.24	$0.63	$0.46

(1) Share data has been retroactively adjusted for the two-for-one stock split approved by Board of Directors in January 2008.

We believe the inclusion of the above non-GAAP measure, excluding the effect of share-based payment charge, will be useful to investors because it will enhance the comparability of our results in recent periods to results in periods prior to our adoption of FAS 123(R). We also believe inclusion of this measure will enhance comparability of our results to results of our competitors, particularly those who did not adopt FAS 123(R) during one or more periods included in their public filings, and to the analysts’ forecasts because the analysts continue to forecast excluding the effect of share-based payment charge, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-cash share-based payment charges can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may utilize non-cash share-based payments to a significantly greater or lesser degree in relation to overall compensation than MICROS.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

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Release Date: January 31, 2008	Contact:	Peter J. Rogers, Jr.
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	December 31,	June 30,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$327,804	$242,702
Short-term investments	59,800	86,950
Accounts receivable, net	169,610	180,203
Inventory, net	53,354	47,790
Deferred income taxes	17,340	16,683
Prepaid expenses and other current assets	31,646	27,650
Total current assets	659,554	601,978

Property, plant and equipment, net	29,614	27,955
Deferred income taxes, non-current	24,282	23,145
Goodwill	151,667	138,332
Intangible assets, net	16,498	14,509
Purchased and internally developed software costs, net	34,333	36,296
Other assets	6,499	4,541
Total assets	$922,447	$846,756

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$2,480	$2,308
Accounts payable	39,381	43,126
Accrued expenses and other current liabilities	119,330	117,142
Income taxes payable	7,229	8,094
Deferred service revenue	80,264	86,742
Total current liabilities	248,684	257,412

Income taxes payable, non-current	12,313	0
Deferred income taxes, non-current	15,304	15,934
Other non-current liabilities	19,048	17,554
Total liabilities	295,349	290,900
Minority interests and minority ownership put arrangement	5,773	4,723
Commitments and contingencies

Shareholders’ equity:
Common stock	512	507
Capital in excess of par	160,144	149,089
Retained earnings	425,204	382,785
Accumulated other comprehensive income	35,465	18,752
Total shareholders’ equity	621,325	551,133

Total liabilities and shareholders’ equity	$922,447	$846,756